Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 11, 2016 (except Note 4, as to which the date is May 19, 2016), with respect to the consolidated financial statements of PSAV Holdings LLC and to the use of our report dated March 11, 2016, in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-206856) and related Prospectus of PSAV, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois

June 16, 2016